Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Moveix Inc (the “Company”) on Form 10-Q for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brandon Dawson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 15, 2025	By:	/s/ Brandon Dawson
	Name:	Brandon Dawson
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)